UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

TANDY BRANDS ACCESSORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 200 Arlington, Texas	76011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 548-0090

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, the Board of Directors of Tandy Brands Accessories, Inc. (the “Company”), upon recommendation of the Company’s Compensation Committee, approved the Company’s fiscal 2010 management incentive plan, pursuant to which cash bonuses for the Company’s executive officers will be determined for fiscal 2010. A summary of the manner in which cash bonuses are to be determined under the management incentive plan is set forth in Exhibit 10.1 and is incorporated herein by reference. The Board made no changes to the base salaries for the executive officers of the Company for fiscal 2010, other than the base salary for the Company’s chief executive officer increased from $300,000 to $330,000 pursuant to the terms of his employment agreement. The base salaries for the Company’s executive officers for fiscal 2010 are as follows:

Executive Officer	Fiscal 2010 Base Salary
N. Roderick McGeachy, III	$330,000
President and Chief Executive Officer
M.C. (Craig) Mackey	$216,000
Chief Financial Officer, Treasurer and Assistant Secretary
Robert J. McCarten	$215,000
Senior Vice President – Sales

Upon recommendation of the Company’s Compensation Committee, the Board of Directors also approved the Company’s 2010 long-term incentive program, pursuant to which performance units will be awarded to certain of the Company’s executive officers for the performance period beginning July 1, 2009 and ending June 30, 2012. A summary of the 2010 long-term incentive program is set forth in Exhibit 10.2 and is incorporated herein by reference. All awards issued pursuant to this program are made under the Company’s 2002 Omnibus Plan.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1 Summary of Fiscal 2009 Management Incentive Plan for Tandy Brands Accessories, Inc.

Exhibit 10.2 Summary of 2010 Long-Term Incentive Program for Tandy Brands Accessories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: July 7, 2009	By: /s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1 Summary of Fiscal 2009 Management Incentive Plan for Tandy Brands Accessories, Inc.

Exhibit 10.2 Summary of 2010 Long-Term Incentive Program for Tandy Brands Accessories, Inc.